EXHIBIT 23.1


                        CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form S-8 (File # ______ ) of our report dated March 28, 1997, on our audits of the financial statements of Medical Sterilization, Inc. as of December 31, 1996, and for the years ended December 31, 1996 and 1995, which report is included in this Annual Report on Form 10-KSB.


                                             COOPERS & LYBRAND L.L.P.




Melville, New York
March 28, 1997.